SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 24, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The board of directors of Phoenix Technologies Ltd. (the “Company”) appointed David Eichler, age 57, as Senior Vice President and Chief Financial Officer of the Company effective as of April 24, 2006. Prior to joining the Company, Mr. Eichler had been Chief Financial Officer at Intellisync Corporation, a wireless messaging and mobile software company, since October 2005. Prior to that, Mr. Eichler was Vice President of Finance and Chief Financial Officer of SiNett Corporation, an integrated chip and software company in the wireless network market, from September 2004 to October 2005. From October 2002 to September 2004, Mr. Eichler was Vice President of Finance and Chief Financial Officer of Tripath Technology, Inc., a fabless semiconductor company. Mr. Eichler was Vice President of Finance, Chief Financial Officer and Corporate Secretary with Gadzoox Networks, Inc., a supplier of storage area networking equipment and software, from March 2001 to May 2002, Vice President of Finance and Administration and Chief Financial Officer with Alliance Semiconductor Corporation, a provider of memory and analog and mixed signal products, from December 1999 to March 2001 and Vice President of Finance and Chief Accounting Officer with Adobe Systems, Inc., a maker of graphics and publishing software, from December 1997 through December 1998. Mr. Eichler is a certified public accountant and received his BS degree in Accounting from Northeastern University and MBA degree from the University of California Los Angeles.

A copy of the press release announcing the appointment of Mr. Eichler as Senior Vice President and Chief Financial Officer of the Company is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated April 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Senior Vice President, General Counsel and Secretary

Date: April 27, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Phoenix Technologies Ltd. Press Release dated April 25, 2006.